UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 23, 2007

KINGLAKE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

1081

(Primary Standard Industrial Classification Code)

Applied For

(I.R.S. Employer Identification)

Suite 500-666 Burrard Street, Vancouver, BC,
V6C 3P6 Canada

(Address of principal executive offices, including zip code)

604-895-7412

(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Kinglake Resources, Inc., a Nevada corporation the registrant, in connection with the items set forth below.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 5.02 Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 19, 2007, the Registrant announced the appointment of Xin Wei as Chairman of the Board of Directors to replace Mr. Xin Chen. Mr. Xin Chen will remain on board as a member of the Board of Directors.

Mr. Wei has experience in telecommunication and the media and entertainment industries in China.  From 1992-2005, he was the President of Beijing Xinhai Technology Development Corp., which was among the first group of Internet companies in China to provide public Internet Access Services. In his role as President, he oversaw a team of over 100 employees, supervising sales/distribution channels, marketing plans and initiatives, product and application development, customer service and system operations. From 2005 to present, he is involved in media and entertainment industry in China as well as capital investment industry in China.

Mr. Wei has a Bachelors of Science degree in Computer Science from Beijing University of Technology, which he was awarded in 1991.

The Registrant discloses that there are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Mr. Wei is to have a direct or indirect material interest in excess of $60,000.  In addition, the Registrant does not have an employment contract with Mr. Wei.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinglake Resources, Inc.

Date: October 23, 2007	By: /s/	Chen Xin
Chen, Xin
President and a member of the Board of Directors